Exhibit 99.1
Riley Permian Announces New Mexico Yeso Trend Acquisition

OKLAHOMA CITY, February 28, 2023 /PRNewswire/ -- Riley Exploration Permian, Inc. (NYSE American: REPX) ("Riley Permian" or the "Company") today announced that it has entered into a definitive purchase agreement to acquire oil and gas assets from Pecos Oil & Gas, LLC (“Pecos”), an affiliate of Cibolo Energy Partners LLC (“Cibolo”), for cash consideration of $330 million. The acquisition will be funded through a combination of borrowings under the Company’s revolving credit facility and the proceeds from the issuance of new senior unsecured notes. Concurrent with the signing of the purchase agreement, the Company entered into a commitment letter with EOC Partners Advisors L.P. for the issuance of $200 million of senior unsecured notes upon closing of the acquisition and subject to the terms and conditions set forth therein. The transaction is subject to customary terms and conditions, including purchase price closing adjustments. The transaction has an effective date of January 1, 2023 and is expected to close early in the second quarter of 2023.

Bobby Riley, Riley Permian CEO and Chairman, commented, “We’re excited to add this prolific asset and new region to our portfolio. Our team has been highly selective in reviewing acquisition opportunities, and this is a deal that fits our criteria, as it brings over 100 high quality drilling locations and provides immediate accretion to relevant financial metrics. This is an under-developed asset with extensive development potential, allowing for value creation potential through the drillbit. Our enhanced scale will improve our cost structure, will facilitate normalizing development cadence and may lead to oilfield service cost savings. Overall, we believe this transaction positions our Company to continue delivering strong financial performance and shareholder returns.”

Asset Highlights:
•11,700 total contiguous net acres in Eddy County, NM (99% held by production)
•Current production of 7.2 MBoe/d and 4.2 MBo/d (58% oil, 81% liquids)
•Estimated PDP PV10(1)(2) of $260 million, as of January 1, 2023, with 16.5 MMBoe PDP reserves(2)
•Over 100 gross horizontal development drilling locations
•Primary geologic targets within the Yeso trend include the Blinebry, Glorieta and Paddock formations
•100% ownership of water gathering and disposal infrastructure including nearly 70 miles of water gathering pipelines, multiple saltwater disposal wells and frac ponds

Strategic Rationale:
•Attractive Financial Accretion: The transaction is valued at 3.4x 2023 Adjusted EBITDAX(1) and a 15% free cash flow yield(1), accretive relative to Riley Permian’s 2023 stand-alone metrics. On a combined basis, the transaction is forecasted to increase Riley Permian’s Adjusted EBITDAX(1)(3) by ~50% and Free Cash Flow(1)(3) by ~70% in 2023 (vs. Riley Permian standalone), with no increase in share count.
•Significant Increase in Inventory Depth and Quality: Significant growth in Riley Permian’s inventory of oil-weighted, horizontal development drilling locations. Drilling economics compete with Riley Permian’s existing core asset, with overall lower drilling and completion costs for shallower, conventional source rock as compared to deeper shale wells.
•Logical Extension Area: Yeso trend asset has many similarities to Riley Permian’s existing core asset focused on the San Andres: a shallow, conventional reservoir on the same Northwest Shelf geology trend that can be developed using modern, unconventional techniques (horizontal drilling and fracturing), and which has a lower production decline

Exhibit 99.1
rate than shale. Riley Permian’s extensive expertise with similar geology reduces execution risk. Adding an extension area diversifies our operating footprint, reducing single-area concentration and alleviating some operations constraint, such as midstream gas take-away capacity.
•Enhanced Scale and Cost Synergies: Significantly increased size with only modest increased G&A leads to improved cost structure (25% lower pro forma G&A on a per Boe basis). Overall increased drilling and completion activity may lead to normalized activity cadence and oilfield service cost savings.
•Modest Pro Forma Leverage Profile: Estimated pro forma leverage at close of ~1.3x, based on forecasted, pro forma combined 2023 Adjusted EBITDAX(1)(3), with estimated pro forma liquidity of ~$125-150 million based on an anticipated increased borrowing base. The Company forecasts both leverage and liquidity improving through 2023 based on forecasted debt reduction. Further, attractive updated derivatives positions allow for improved downside protection while maintaining upside price exposure.

(1)See Non-GAAP financial measures below. Forecasts based on Riley Permian’s estimates and NYMEX strip pricing as of February 24, 2023.
(2)Riley Permian’s estimate of proved developed reserve volumes and values as of January 1, 2023, discounting cash flows at a rate of 10% and utilizing NYMEX strip pricing as of February 24, 2023.
(3)Illustrative pro forma combined as if the transaction closed on January 1, 2023. The Company expects to close the transaction early in the second quarter of 2023.

Conference Call:
Riley Permian will host a conference call for investors and analysts today February 28, 2023 at 2:00 p.m. CT to discuss the transactions and to host a Q&A session. Interested parties are invited to participate by calling:
•Toll Free Dial-In, 1 (888) 330-2214
•Toll Dial-In, 1 (646) 960-0161
•Conference ID number 5485428

A replay of the call will be available until March 14, 2023 by calling:
•Toll Free Dial-In, 1 (800) 770-2030
•Toll Dial-In, 1 (647) 362-9199
•Conference ID number 5485428

Further details of the acquisition will be set forth in the Company’s Current Report on Form 8-K, which will be filed by Riley Permian with the Securities and Exchange Commission (“SEC”) and available in the “Investors” section of the Riley Permian website, www.rileypermian.com.

Advisors:
Truist Securities is serving as financial advisor to Riley Permian and Kirkland & Ellis and Holland & Knight are serving as legal advisors to Riley Permian.

Jefferies is serving as financial advisor to Cibolo and Vinson & Elkins is serving as legal advisor for Cibolo.

About Riley Exploration Permian, Inc.:
Riley Permian is a growth-oriented, independent oil and natural gas company focused on the acquisition, exploration, development and production of oil, natural gas, and natural gas liquids. For more information please visit www.rileypermian.com.

Exhibit 99.1
Non-GAAP Financial Measures:
The Company defines Adjusted EBITDAX as net income (loss) adjusted for loss on discontinued operations, exploration costs, depletion, depreciation, amortization and accretion, equity-based compensation expense, interest expense, non-cash (gain) loss on derivatives, income taxes and transaction costs and other. We define Free Cash Flow as Net Cash Provided by Operating Activities before changes in working capital and reduced by capital expenditures before acquisitions.
Free Cash Flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of our liquidity.
PV-10 is derived from the standardized measure of discounted future net cash flows ("Standardized Measure"), which is the most directly comparable financial measure under GAAP. PV-10 is a computation of the Standardized Measure on a pre-tax basis. PV-10 is equal to the Standardized Measure at the applicable date, before deducting future income taxes, discounted at an annual rate of 10%, determined in accordance with GAAP.

Cautionary Statement Regarding Forward Looking Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained in this release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, need for financing, competitive position and potential growth opportunities. Our forward- looking statements do not consider the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “should,” “anticipates,” “expects,” “could,” “plans,” “estimates,” “projects,” “targets,” “forecasts” or comparable terminology or by discussions of strategy or trends. You should not place undue reliance on these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward- looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements.

Exhibit 99.1
Moreover, Riley Permian and Pecos operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible to predict all risks, nor can the impact of all factors on the transaction or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements, be assessed. Although the parties believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this release are reasonable, there can be no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements.

Among the factors that could cause actual future results to differ materially are those associated with general economic and business conditions; the risk that this project may not perform as expected or produce the anticipated benefits; the inability or failure of the Company to successfully integrate the acquired assets into its operations and development activities; the potential delays in the development, construction or start-up of planned projects; changes in commodity prices; changes in the costs and results of operations; foreign currency movements compared with the U.S. dollar; higher inflation and related impacts; material reductions in corporate liquidity and access to debt markets; the receipt of required Board authorizations to implement capital allocation strategies, including dividend payments; uncertainties about estimates of reserves; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics, and any related government policies and actions and the effects of such public heath crises on the oil and natural gas industry, pricing and demand for oil and natural gas and supply chain logistics; the competitiveness of alternate-energy sources or product substitutes; development of large carbon capture and offset markets; regional supply and demand factors, any delays, curtailment delays or interruptions of production, and any governmental order, rule or regulation that may impose production limits; cost and availability of gathering, pipeline, refining, transportation and other midstream and downstream activities; risks relating to operations, including development drilling and testing results and performance of acquired properties and newly drilled wells; risks associated with concentration of operations in one major geographic area; legislative or regulatory changes, including initiatives related to hydraulic fracturing, emissions, and disposal of produced water, which may be negatively impacted by regulation or legislation; the ability to receive drilling and other permits or approvals and rights-of-way in a timely manner (or at all), which may be restricted by governmental regulation and legislation; risks related to litigation; general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine and the global response to such conflict; the potential disruption or interruption of the Company’s operations due to accidents, political events, civil unrest, war or terrorist acts, severe weather, cyber threats

Exhibit 99.1
and data security issues, technology system failures, or other natural or human causes beyond the Company’s control; Additional risks and assumptions that could cause results to differ materially from those described above can be found in Riley Permian’s 2021 Annual Report on Form 10-K and in subsequent filings with the SEC, which are also available from its website at www.rileypermian.com under the “Investor” tab, and in other documents Riley Permian files with the SEC.

The forward-looking statements in this press release are made as of the date hereof and are based on information available at that time. Neither Riley Permian, Pecos, nor Cibolo undertake, and expressly disclaim, any obligation or duty to update or revise any forward-looking statements based on new information, future events or otherwise.

Cautionary Statement Regarding Guidance:
The estimates and guidance presented in this release are based on assumptions of current and future capital expenditure levels, prices for oil, natural gas and NGLs, available liquidity, indications of supply and demand for oil, well results, and operating costs. The guidance provided in this release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable as of the date on which they are made, they are inherently uncertain and are subject to, among other things, significant business, economic, operational, and regulatory risks, and uncertainties, some of which are not known as of the date of the statement. Guidance and estimates, and the assumptions on which they are based, are subject to material revision. Actual results may differ materially from estimates and guidance. Please read the "Cautionary Statement Regarding Forward Looking Information" section above, as well as "Risk Factors" in our annual report on Form 10-K and our quarterly reports on Form 10-Q, which are incorporated herein.

Investor Contact:
Rick D’Angelo
405-438-0126
IR@rileypermian.com